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                                               [LETTERHEAD OF GRANT THORNTON]


                                                                EXHIBIT 23(b)



    CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Current Report (Form 8-K/A) of K2 Inc. of our report on the financial statements of Ride, Inc. dated September 27, 1999, included in the Proxy Statement of Ride, Inc., that is made a part of the Registration Statement (Form S-4) and Prospectus of K2 Inc. for the registration of 1,519,574 shares of its common stock filed with the Securities and Exchange Commission on August 9, 1999.


GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Seattle, Washington
December 22, 1999